                                                                    Exhibit 12.1


                                                                           WESCO International
                                                            Computation of Ratio of Earnings to Fixed Charges
                                                                              (In Thousands)
                                           -------------    --------------    -------------     --------------    --------------
                                            Year Ended        Year Ended        Year Ended        Year Ended        Year Ended
                                           December 31,      December 31,      December 31,      December 31,      December 31,
                                           -------------    --------------    -------------     --------------    --------------
                                               1996              1997             1998              1999               2000
                                           -------------    --------------    -------------     --------------    --------------
Consolidated Statements of Income
Data

 Income (loss) before income taxes,
    cumulative effect and
    extraordinary charge                     $ 50,826          $ 59,947          $    783          $ 58,478          $ 56,713

 Add:
 Portion of rents representative of
    the interest factor                         7,344             8,790             9,700            11,100            10,100
 Interest on indebtedness                      17,067            19,721            43,640            45,920            43,276
 Amortization of deferred financing
    costs                                         315               388             1,460             1,080               524
                                             --------          --------          --------          --------          --------

 Income as adjusted                          $ 75,552          $ 88,846          $ 55,583          $116,578          $110,613
                                             ========          ========          ========          ========          ========

 Fixed charges:
 Portion of rents representative of
    the interest factor                      $  7,344          $  8,790          $  9,700          $ 11,100          $ 10,100
 Interest on indebtedness                      17,067            19,721            43,640            45,920            43,276
 Amortization of deferred financing
    costs                                         315               388             1,460             1,080               524
                                             --------          --------          --------          --------          --------

 Fixed charges                               $ 24,726          $ 28,899          $ 54,800          $ 58,100          $ 53,900
                                             ========          ========          ========          ========          ========

 Ratio of earnings to fixed charges               3.1               3.1               1.0               2.0               2.1
                                             ========          ========          ========          ========          ========

                                                              WESCO International
                                               Computation of Ratio of Earnings to Fixed Charges
                                                               (In Thousands)
                                                                                 Pro Forma         Pro Forma
                                           ------------      -----------       --------------     ------------
                                            Six Months        Six Months                          Six Months
                                              Ended             Ended            Year Ended          Ended
                                             June 30,          June 30,         December 31,        June 30,
                                           ------------      -----------       --------------     ------------
                                               2000             2001                2000              2001
                                           ------------      -----------       --------------     ------------
Consolidated Statements of Income
Data

 Income (loss) before income taxes,
    cumulative effect and
    extraordinary charge                     $ 36,583          $ 18,341          $ 52,253            16,111

 Add:
 Portion of rents representative of
    the interest factor                         4,836             5,324            10,100             5,324
 Interest on indebtedness                      21,357            21,603            47,667            23,799
 Amortization of deferred financing
    costs                                         262               331               593               365
                                             --------          --------          --------          --------

 Income as adjusted                          $ 63,038          $ 45,599          $110,613            45,599
                                             ========          ========          ========          ========

 Fixed charges:
 Portion of rents representative of
    the interest factor                      $  4,836          $  5,324          $ 10,100             5,324
 Interest on indebtedness                      21,357            21,603            47,667            23,799
 Amortization of deferred financing
    costs                                         262               331               593               365
                                             --------          --------          --------          --------

 Fixed charges                               $ 26,455          $ 27,258          $ 58,360            29,488
                                             ========          ========          ========          ========

 Ratio of earnings to fixed charges               2.4               1.7               1.9               1.5
                                             ========          ========          ========          ========